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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported) January 13, 2000


                           NETSOL INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

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                                     Nevada
                 (State or other jurisdiction of incorporation)


       333-28861                                        95-4627685
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(Commission File Number)                     (IRS Employer Identification No.)


5000 N. Pkwy Calabasas, Suite 202, Calabasas, CA                       91302
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   (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (818) 222-9195
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On January 2, 2000, NetSol International, Inc. (the "Registrant") entered into an agreement with Abraxas Software Pty Ltd.,("Abraxas") a Company organized under the laws of the country of Australia whereby the Registrant acquired 100% of the outstanding capital stock of Abraxas in exchange for 150,000 shares of restricted stock of the Registrant.

         The acquisition closed on January 2, 2000 in Australia. It is currently impracticable for the Registrant to file the required audited financial statements for this acquisition, as they are en route from overseas. However, the Registrant shall file such financial statements under cover of Form 8-K as soon as practicable, but no later than sixty days from the date of filing this report.




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ITEM 5.  OTHER EVENTS

COMPANY'S NEW OFFICES

                  On January 2, 2000, the Registrant moved its headquarters to 5000 N. Parkway Calabasas, Suite 202, Calabasas, California, 91302. The premises are approximately 876 square feet. The Company moved the headquarters in an effort to provide for a larger office space with minimal amount of rent increase which was $103.08. The term of the lease is for three years.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   January 13, 2000                    NETSOL INTERNATIONAL, INC.

                                                      By: /s/ Aisha Ghauri
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                                                             Aisha Ghauri
                                                      Its: Secretary




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